UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report	February 12, 2008
(Date of earliest event reported):

InFocus Corporation

(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-18908 (Commission file number)	93-0932102 (IRS employer identification number)

27500 SW Parkway Avenue, Wilsonville, Oregon 97070

(Address of principal executive offices, including zip code)

(503) 685-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

InFocus Corporation

FORM 8-K

INDEX TO CURRENT REPORT ON FORM 8-K

Item	Description	Page

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	1

Signature		2

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a meeting held on February 12, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of InFocus Corporation (the “Company”) approved the following executive compensation matters:

Bonus Plan.  The Committee approved a bonus plan (the “Plan”) pursuant to which executive officers and certain additional management employees are eligible to receive incentive compensation based on achievement of certain quarterly operating income goals.  The Plan provides for a target bonus equal to a percentage of the executive’s annual base salary.  The target bonus percentage for each of the following executive officers is set forth below:

Name	Title	Target Bonus Percentage

Robert G. O’Malley	Chief Executive Officer	50%

Joseph P. O’Sullivan	Chief Operating Officer	45%

Lisa K. Prentice	Senior Vice President, Finance	45%

Steven E. Stark	Vice President, Engineering	45%

During the first and second quarters of 2008, upon achievement of the operating income goals, ratable bonuses will be paid quarterly to each of the executives named above, except that Mr. O’Malley shall not be eligible to receive a bonus until the second quarter of 2008.

Stock Options.  The Committee approved the following stock option awards to the following executives:

Name	Title	Shares Subject to Award

Joseph P. O’Sullivan	Chief Operating Officer	90,000

Steven E. Stark	Vice President, Engineering	75,000

The stock options become exercisable as to 25% of the total shares one year from the date of grant and as to an additional 1/48 of the total shares each month thereafter, subject to the executive’s continued employment with the Company.  Notwithstanding the foregoing, the stock options become fully vested and immediately exercisable if, within 12 months of certain change of control events, the executive’s employment is terminated by the Company or its successor without cause, or the executive terminates his employment with the Company or its successor for good reason.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

INFOCUS CORPORATION

Dated: February 19, 2008	By:	/s/Mark H. Perry
Mark H. Perry
Interim Chief Financial Officer
(Principal Financial Officer)

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